                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-12

                          MicroFinancial Incorporated
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             (MICROFINANCIAL LOGO)

                                10M Commerce Way
                          Woburn, Massachusetts 01801

                                 April 19, 2004

Dear Stockholder:

     I am pleased to invite you to the 2004 Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated ("MicroFinancial"), which will be held on Monday, May 17, 2004, at 3:00 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts.

     The accompanying Notice of Special Meeting of Stockholders and proxy statement contain the matters to be considered and acted upon. Please read these materials carefully.

     Matters scheduled for consideration at the Special Meeting are the election of two directors for three-year terms.

     I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

                                          Very truly yours,

                                          /s/ PETER R. BLEYLEBEN
                                          PETER R. BLEYLEBEN
                                          Chairman

                          MICROFINANCIAL INCORPORATED
                                10M COMMERCE WAY
                          WOBURN, MASSACHUSETTS 01801

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           IN LIEU OF ANNUAL MEETING

                                 APRIL 19, 2004

     The Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, a Massachusetts corporation ("MicroFinancial"), will be held Monday, May 17, 2004, at 3:00 p.m., at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts for the purpose of considering and voting upon:

          1. The election of two directors for three-year terms.

          2. The transaction of such other business as may properly come before the Special Meeting.

     The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on April 12, 2004. MicroFinancial's transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD F. LATOUR
                                          RICHARD F. LATOUR
                                          Clerk

Woburn, Massachusetts
April 19, 2004

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, USING THE RETURN ENVELOPE ENCLOSED WITH THE PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General.....................................................    1
Voting Procedures...........................................    2
Security Ownership of Certain Beneficial Owners and
  Management................................................    3
Section 16(a) Beneficial Ownership Reporting Compliance.....    5
Governance of the Corporation...............................    5
  Members of the Board of Directors and their Committee
     Assignments............................................    5
  Description of the Roles of the Committees................    5
  The Board's Presiding Director............................    6
  Selection of Nominees for the Board of Directors..........    7
  Determination of Director Independence....................    8
  Meetings of the Board of Directors During Fiscal 2003.....    8
  Compensation of Directors.................................    8
  Certain Relationships and Related Party Transactions
     Involving Directors....................................    8
  Communications with the Board of Directors................    9
  The Corporation's Code of Ethics..........................   10
Audit Committee Report......................................   10
Compensation of Executive Officers..........................   11
  Executive Compensation Summary Table......................   11
  Option Grants in 2003.....................................   12
  Option Exercises and Values at Year-End...................   13
  Equity Compensation Plans.................................   14
  Profit Sharing Plan and Discretionary Board of Director
     Bonus Programs.........................................   14
  Option Repricings.........................................   15
  Employment Agreements.....................................   15
Compensation Committee Report...............................   17
Performance Graph...........................................   21
Independent Auditors........................................   21
  Fees to Independent Auditors for Fiscal 2003 and 2002.....   21
  Approval by Audit Committee...............................   22
Proposal 1 -- Election of Directors.........................   22
Other Matters...............................................   26
2005 Stockholder Proposals..................................   26
Financial Statements........................................   26
Miscellaneous...............................................   27
Appendix A -- Audit Committee Charter.......................  A-1

                          MICROFINANCIAL INCORPORATED
                                10M COMMERCE WAY
                          WOBURN, MASSACHUSETTS 01801
                             TELEPHONE 781-994-4800

                            ------------------------

                      2004 SPECIAL MEETING OF STOCKHOLDERS
                           IN LIEU OF ANNUAL MEETING

                                PROXY STATEMENT

                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors ("MicroFinancial Board") of MicroFinancial Incorporated ("MicroFinancial" or the "Corporation") in connection with the Special Meeting of Stockholders in Lieu of Annual Meeting (the "Special Meeting") to be held on May 17, 2004. This proxy statement and the enclosed proxy are first being sent to stockholders on or about April 19, 2004. The proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 1 and FOR Proposal No. 2.

     The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on April 12, 2004. On this date, there were outstanding and entitled to vote 13,176,416 shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), each of which is entitled to one vote on each matter to be voted on at the Special Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions and "broker non-votes" will be counted as present at the Special Meeting for purposes of determining whether there is a quorum. A "broker non-vote" occurs when a broker or other nominee, holding shares for a beneficial owner, has not received voting instructions on a matter from such owner and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

     Management is not aware of any matter to be considered at the Special Meeting other than those referred to in this proxy statement. If any other business should properly come before the Special Meeting, the persons named in the proxy will vote according to their best judgment.

                               VOTING PROCEDURES

     A plurality of votes of the shares of Common Stock represented at the Special Meeting is required to elect directors. In voting for the election of directors, stockholders may cast their votes in favor of or against, but abstentions may not be specified. The affirmative vote of a majority of the shares of Common Stock represented at the Special Meeting and entitled to vote is required to ratify the selection of auditors. If a broker's authority to vote on a particular matter is limited, thus resulting in a broker non-vote, such broker non-vote will not be counted in determining the number of votes cast or entitled to vote at the Special Meeting. Abstentions are counted for this purpose. Since a broker's authority is not limited with respect to Proposal No. 1, MicroFinancial does not expect to receive any broker non-votes with respect to the special meeting.

     A stockholder of record may revoke a proxy by delivering written notice of revocation to Richard F. Latour, Clerk of MicroFinancial, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Special Meeting in person, notifying the Clerk, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Clerk) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of the shares to vote in person at the Special Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 29, 2004 with respect to the beneficial ownership of Common Stock of each person known by the Corporation to be the beneficial owner of more than 5% of the 13,201,416 shares of Common Stock outstanding as of such date (not including treasury stock), each director and executive officer of the Corporation and all directors and executive officers of the Corporation as a group. Each person named has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

                                                           NUMBER OF SHARES      PERCENTAGE OUTSTANDING
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)      OF COMMON STOCK
         ------------------------------------            ---------------------   ----------------------
Peter R. Bleyleben(2)..................................          1,584,310               11.8%
66 Norfolk Road
Chestnut Hill, Massachusetts 02464
Torrence C. Harder(4)..................................          1,724,729               12.9%
675 Sudbury Road
Concord, Massachusetts 01742
Brian E. Boyle(3)......................................          1,488,400               11.2%
11 Whispering Lane
Weston, Massachusetts 02493
Alexander Fleiss(5)....................................            970,095                7.3%
1030 Fifth Avenue, Apartment 3W
New York, New York 10028-0136
Royce & Associates, LLC................................            701,700                5.3%
1414 Avenue of the Americas
New York, New York 10019
Alan J. Zakon(6).......................................            223,000                1.7%
32 Cardinal Lane
Ocean Reef Club
Key Largo, Florida 33037
Fritz von Mering(7)....................................             25,000                   *
50 Robin Hood Road
Winchester, MA 01890
Richard F. Latour(8)...................................            779,550                5.7%
11 Stillbrook Lane
Mansfield, Massachusetts 02048
James R. Jackson, Jr...................................             85,558                   *
6 Hickory Ridge Road
Plaistow, New Hampshire 03865
John R. Plumlee........................................             39,916                   *
243 Pearl Street
Manchester, New Hampshire 03104
Carolina Salvo(9)......................................             64,916                   *
3 Woodridge Road
Medfield, Massachusetts 02052
Steven J. LaCreta......................................             20,815                   *
78 Main Street
Hampstead, NH 03841

                                                           NUMBER OF SHARES      PERCENTAGE OUTSTANDING
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED(1)      OF COMMON STOCK
         ------------------------------------            ---------------------   ----------------------
Stephen Constantino....................................        27,978.4557                   *
31 Maryknoll Drive
Hingham, MA 02043
All directors and executive officers as a group (11
  persons).............................................     6,064,172.4557               42.3%

---------------

 *  Less than 1%

(1) Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2) Includes 205,000 shares of Common Stock issuable upon the exercise of options issued to Dr. Bleyleben which vest on or before May 1, 2004.

(3) Includes 133,000 shares of Common Stock issuable upon the exercise of options issued to Dr. Boyle which vest on or before May 1, 2004 and 10,700 shares of Common Stock held in the Brian E. Boyle Charitable Foundation, for which Dr. Boyle disclaims beneficial ownership.

(4) Includes 133,000 shares of Common Stock issuable upon the exercise of options issued to Mr. Harder which vest on or before May 1, 2004; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Lauren E. Harder, over which Mr. Harder retains sole voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 92,200 shares of Common Stock held in trust for Mr. Harder's daughter, Ashley J. Harder, over which Mr. Harder maintains voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; and 276,045 shares of Common Stock owned by Entrepreneurial Ventures, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and positions as President and Director of, Entrepreneurial Ventures, Inc.

(5) Includes 86,400 shares beneficially owned by Karen Fleiss, Mr. Fleiss' mother, pursuant to a power of attorney held by Ms. Fleiss with respect to such shares; and 294,500 shares directly beneficially owned by KMF Partners, of which Ms. Fleiss serves as general partner, pursuant to an agreement by which Mr. Fleiss advises KMF Partners concerning the voting of such shares. KMF Partners is not under any obligation to vote its shares in accordance with the advice of Mr. Fleiss. Ms. Fleiss and KMF Partners have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, their respective shares.

(6) Includes 133,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Zakon which vest on or before May 1, 2004.

(7) Consists of 25,000 shares of restricted stock over which Mr. von Mering has sole voting power. The stock may not be transferred by Mr. von Mering until the shares are vested, and are forfeited if he leaves the Board of Directors of the Corporation other than for reason of death or disability. The restricted stock vested 20% upon grant, and vests 5% on the first day of each quarter after the grant date.

(8) Includes 514,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Latour which vest on or before May 1, 2004.

(9) Includes 15,000 shares of Common Stock held jointly by Ms. Salvo and her husband over which Ms. Salvo shares voting and investment power with her husband.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Corporation's directors, officers and persons who beneficially own more than ten percent (10%) of the Common Stock (each, a "Reporting Person") to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Corporation pursuant to Section 16(a) of the Exchange Act. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year ending December 31, 2003 and on written representations from Reporting Persons, the Corporation believes that each Reporting Person complied with all applicable filing requirements during its fiscal year ended December 31, 2003.

                         GOVERNANCE OF THE CORPORATION

MEMBERS OF THE BOARD OF DIRECTORS AND THEIR COMMITTEE ASSIGNMENTS

     The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

                                                AUDIT     NOMINATING AND CORPORATE    COMPENSATION AND
DIRECTOR                                      COMMITTEE     GOVERNANCE COMMITTEE     BENEFITS COMMITTEE
--------                                      ---------   ------------------------   ------------------
Peter R. Bleyleben..........................
Brian E. Boyle..............................    *              **                        *
Torrence C. Harder..........................    *               *                        **
Richard Latour..............................
Fritz von Mering............................    *
Alan Zakon..................................   **               *                        *

---------------

 * Member.

** Chairperson.

DESCRIPTION OF THE ROLES OF THE COMMITTEES

     The Board of Directors has standing Audit, Nominating and Corporate Governance and Compensation and Benefits Committees.

     Audit Committee. The Audit Committee (Committee) is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) compliance by the Corporation with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) performance of the Corporation's internal and independent auditors, and (5) the business practices and ethical standards of the Corporation. The Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Corporation's independent auditors, and the preparation of the audit committee report included in this proxy statement.

     MicroFinancial is required by the rules of the SEC and the NYSE to satisfy certain requirements with respect to its Audit Committee. In conformity with those requirements, the MicroFinancial Board has approved the Audit Committee's written charter which is included as Appendix A to this proxy statement.

     All of the members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the New York Stock Exchange and the Corporation's Corporate Governance Guidelines.

Mr. von Mering is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

     The Audit Committee met two times during fiscal 2003.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is appointed by the Board of Directors to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the stockholders' annual meeting, determine membership on the Board committees, recommend a set of Corporate Governance Guidelines, oversee annual self-evaluations by the Board and self-evaluate itself annually, and report annually to the Board on the Chief Executive Officer succession plan.

     MicroFinancial is required by the rules of the SEC and the NYSE to satisfy certain requirements with respect to its Nominating and Corporate Governance Committee. In conformity with those requirements, the MicroFinancial Board has approved the Nominating and Corporate Governance Committee's written charter which may be found on the Corporation's web site at www.microfinancial.com.

     All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Corporation's Corporate Governance Guidelines.

     The Nominating and Corporate Governance Committee was established by the Corporation in January 2004 and thus did not meet in fiscal 2003.

     Compensation and Benefits Committee. The Compensation and Benefits Committee is appointed by the Board of Directors to discharge the Board's responsibilities relating to compensation of the Corporation's directors and officers. The committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Corporation. The committee is also responsible for producing the annual report on executive compensation that is included in this proxy statement.

     MicroFinancial is required by the rules of the SEC and the NYSE to satisfy certain requirements with respect to its Compensation and Benefits Committee. In conformity with those requirements, the MicroFinancial Board has approved the Compensation and Benefits Committee's written charter which may be found on the Corporation's web site at www.microfinancial.com.

     All of the members of the Compensation and Benefits Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Corporation's Corporate Governance Guidelines.

     The Compensation and Benefits Committee met two times during fiscal 2003.

THE BOARD'S PRESIDING DIRECTOR

     In January 2004, the Board created a new position of presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The presiding director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

     Director Alan Zakon was selected by the non-management members of the Board to serve in this position until the Company's 2005 annual meeting of shareholders.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

     The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the shareholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of the Company's bylaws relating to shareholder nominations.

     Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee's background and experience. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

     - the ability of the prospective nominee to represent the interests of the shareholders of the Company;

     - the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

     - the prospective nominee's ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards, as specifically set out in the Company's Corporate Governance Guidelines;

     - the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

     - the extent to which the prospective nominee helps the Board reflect the diversity of the Company's shareholders, employees, customers, guests and communities.

     The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

DETERMINATION OF DIRECTOR INDEPENDENCE

     In January 2004, the Board and the Nominating and Corporate Governance Committee adopted Corporate Governance Guidelines for the Corporation. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during the year by the New York Stock Exchange, and may be found on the Corporation's web site at www.microfinancial.com.

     Pursuant to the Guidelines, the Board undertook a review of director independence in January 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions" below. The Board also examined transactions and relationships between directors or their affiliates and members of the Corporation's senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the annual meeting are independent of the Corporation and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Peter Bleyleben and Richard Latour who are considered inside directors because of their employment by the Corporation.

MEETINGS OF THE BOARD OF DIRECTORS DURING FISCAL 2003

     During 2003, the MicroFinancial Board met twelve times and acted by unanimous written consent two times. In 2003, all MicroFinancial Board members attended 75% of the aggregate of the meetings of the MicroFinancial Board and its committees on which they served. Three Board members attended the 2003 Special Meeting of Stockholders in Lieu of Annual Meeting.

COMPENSATION OF DIRECTORS

     The MicroFinancial Board is comprised of six Directors, two of whom, Peter Bleyleben and Richard F. Latour, are salaried employees of the Corporation who receive no additional compensation for services rendered as Directors. The members of the MicroFinancial Board who were not employees of the Corporation ("Non-Employee Directors") received stock options to purchase 50,000 shares of Common Stock in 1999 and stock options to purchase 50,000 shares of Common Stock in 2000 for their service on the MicroFinancial Board. In 2001, the Non-Employee Directors each received stock options to purchase 25,000 shares of Common Stock. In February 2002, the options granted in 2001 were voluntarily cancelled, and the Directors received new options to purchase 45,000 shares of Common Stock. In November 2002, the Non-Employee Directors each received stock options to purchase 50,000 shares of Common Stock and in March 2003, Mr. Zakon received 50,000 shares of restricted stock, all of which had vested as of December 31, 2003. Directors also are reimbursed for out-of-state travel expenses incurred in connection with attendance at meetings of the MicroFinancial Board and committees thereof. In addition, the Corporation pays for a portion of each Non-Employee Director's health care insurance.

     Upon his appointment to the Board in February 2004, Fritz von Mering received 25,000 shares of restricted stock, 20% of which vested immediately and the remainder of which vests 5% per quarter thereafter until fully vested.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS INVOLVING DIRECTORS

     Dr. Bleyleben, the Chairman and a Director of the Corporation, loaned the Corporation $100,000 in the form of a term note on November 6, 2002, which matures on February 1, 2005 and bears interest at a rate of

7.5% per annum. Additionally, per the terms of the note, in the event of a payment default on the note, the interest rate will increase by 2 percentage points, for as long as the default goes uncured. On May 1, 2001 he also loaned $200,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.

     Dr. Boyle, a Director of the Corporation, loaned the Corporation $100,000 in the form of a term note on November 26, 2002, which matures on February 1, 2005 and bears interest at a rate of 7.5% per annum. Additionally, per the terms of the note, in the event of a payment default on the note, the interest rate will increase by 2 percentage points, for as long as the default goes uncured. On May 1, 2001 he also loaned $200,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.

     Mr. Harder, a Director of the Corporation, loaned the Corporation $50,000 in the form of a term note on November 13, 2002 which matures on February 1, 2005 and bears interest at a rate of 7.5% per annum. Additionally, per the terms of the note, in the event of a payment default on the note, the interest rate will increase by 2 percentage points, for as long as the default goes uncured. On May 1, 2001 he also loaned $100,000 in the form of a subordinated note. This note matures on May 1, 2006 (with a one-year optional extension by the Corporation) and bears interest at a rate of 12% per annum.

     Mr. Latour, President, Chief Executive Officer, Treasurer, Clerk, Secretary and Director of the Corporation loaned the Corporation $75,000 in the form of a subordinated note on May 1, 2001. This note matured on May 1, 2003, but may not be paid until all of the Corporation's obligations under its senior credit facility have been paid in full. The note paid interest at a rate of 9% per annum through May 1, 2002, and at the prime rate plus 3% thereafter.

     On December 1, 1998, Fritz Froelich, Dr. Bleyleben's father-in-law, loaned the Corporation $35,000 in the form of a subordinated note. The note bears interest at a rate of 8% per annum. This note matured on December 1, 2003, but may not be paid until all of the Corporation's obligations under its senior credit facility have been paid in full.

     All of the foregoing transactions are on terms at least as favorable as those that would have been obtained through arms-length negotiations.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders and other parties interested in communicating directly with the non-management directors may do so by writing to any non-management director, MicroFinancial Corporation, 10-M Commerce Way, Woburn, Massachusetts 01801. Effective March 15, 2004, the Nominating and Corporate Governance Committee of the Board approved a process for handling letters received by the Corporation and addressed to non-management members of the Board. Under that process, the Chief Financial Officer of the Corporation reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Chief Financial Officer, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Corporation that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Corporation's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

THE CORPORATION'S CODE OF ETHICS

     The Corporation has adopted a Code of Business Conduct and Ethics, which is applicable to all directors and employees of the Corporation, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics may be found on the Corporation's web site at www.microfinancial.com. The Corporation intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to its chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

                             AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report set forth herein shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

     In connection with the preparation and filing of The Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, the Audit Committee
(i) reviewed and discussed the audited financial statements with management,
(ii) discussed with Deloitte & Touche LLP, the Corporation's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

                                          AUDIT COMMITTEE:

                                          Alan J. Zakon, Chairman,
                                          Brian E. Boyle,
                                          Torrence C. Harder,
                                          Fritz von Mering

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth the compensation of (i) Mr. Latour, the Chief Executive Officer of the Corporation and (ii) the four most highly compensated executive officers, other than Mr. Latour, who were serving as executive officers of the Corporation as of December 31, 2003 (collectively, the "Named Executive Officers"), in each case for the years ended December 31, 2003, 2002 and 2001. Determination of the most highly compensated executive officers is based upon compensation for the Corporation's fiscal year ended December 31, 2003 and does not necessarily reflect the most highly compensated executive officers for the Corporation's fiscal years ended December 31, 2002 and 2001.

                         SUMMARY COMPENSATION TABLE(1)

                                                            LONG TERM COMPENSATION AWARDS
                                                            -----------------------------
                                  ANNUAL COMPENSATION                         SECURITIES
                               --------------------------     RESTRICTED      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS(2)   STOCK AWARDS($)   OPTIONS (#)   COMPENSATION
---------------------------    ----   --------   --------   ---------------   -----------   ------------
RICHARD F. LATOUR............  2003   $251,539   $      0       $     0         200,000       $ 6,291(3)
  President, Chief Executive   2002   $232,077   $236,560             0         300,000       $ 6,291
  Officer, Treasurer, Clerk,   2001   $230,000   $306,643             0          90,000       $54,856
  Secretary and Director
JAMES R. JACKSON, JR. .......  2003   $181,108   $      0       $67,249(4)            0       $ 3,143(4)
  Vice President and Chief     2002   $104,769   $      0             0         150,000(4)    $     0
  Financial Officer
JOHN R. PLUMLEE..............  2003   $173,783   $      0       $39,234(5)            0       $ 5,229(5)
  Vice President, MIS          2002   $169,029   $ 70,351             0          90,000(5)    $ 5,229
                               2001   $165,000   $ 73,753             0          70,000(5)    $19,456
CAROLINA SALVO...............  2003   $142,622   $      0       $39,234(6)            0       $ 4,383(6)
  Vice President, Legal        2002   $138,183   $ 73,698             0          90,000(6)    $ 4,359
                               2001   $135,000   $ 73,753             0          70,000(6)    $ 4,098
PETER R. BLEYLEBEN...........  2003   $130,000   $      0       $     0               0       $12,403(7)
  Chairman and Director        2002   $239,038   $      0             0          50,000       $12,227
                               2001   $277,116   $469,997             0               0       $97,636

---------------

(1) Columns required by the rules and regulations of the Securities and Exchange Commission that contain no entries have been omitted.

(2) Bonuses are paid over a three-year period, with one-third payable each year. The remaining two-thirds is subject to discretionary review by the Corporation and, therefore, does not vest to the employee. The bonus amount set forth for each fiscal year thus represents the amount actually paid for such fiscal year, plus amounts relating to the prior two fiscal years. In March 2003, the Board of Directors voted to issue promissory notes to these executives, which are payable subject to the Company's achievement of specific financial objectives, to cover the deferred portion of the profit-sharing plan payments, all of which remain outstanding.

(3) Amounts for Mr. Latour include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2003 ($3,200), 2002 ($3,200), and 2001 ($3,200); (b) split dollar life insurance premiums paid by the Corporation in 2001 ($50,782) (this policy was terminated in 2002 and the Corporation was repaid the cash value under the policy) and (c) executive disability insurance policy premiums paid by the Corporation in 2003 ($3,091), 2002 ($3,091) and 2001 ($874).

(4) Mr. Jackson joined the Company in 2002. Amounts for Mr. Jackson include contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2003 ($3,143) and 2002 ($0).

    In February 2003, all options outstanding to Mr. Jackson were cancelled, and replaced by 85,558 shares of restricted stock. The value of such shares at December 31, 2003, using the closing stock price of the Corporation's Common Stock of $2.90 on such date, was $248,118. As of December 31, 2003, all of such shares had vested.

(5) Amounts for Mr. Plumlee include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2003 ($4,213), 2002 ($4,213) and 2001 ($3,440); (b) split dollar life insurance premiums paid by the Corporation in 2001 ($15,000) (this policy was terminated in 2002 and the Corporation was repaid the cash value under the policy) and (c) executive disability insurance policy premiums paid by the Corporation in 2003 ($1,016), 2002 ($1,016) and 2001 ($1,016).

     In February 2003, all options outstanding to Mr. Plumlee were cancelled, and replaced by 49,916 shares of restricted stock, of which 10,000 were sold in 2003. The value of the shares of restricted stock still owned by Mr. Plumlee at December 31, 2003, using the closing stock price of the Corporation's Common Stock of $2.90 on such date, was $115,756. As of December 31, 2003, all of such shares had vested.

(6) Amounts for Ms. Salvo include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2003 ($3,673), 2002 ($3,673) and 2001 ($3,440); and (b) executive disability insurance policy premiums paid by the Corporation in 2003 ($710), 2002 ($686) and 2001 ($658).

     In February 2003, all options outstanding to Ms. Salvo were cancelled, and replaced by 49,916 shares of restricted stock. The value of such shares at December 31, 2003, using the closing stock price of the Corporation's Common Stock of $2.90 on such date, was $144,756. As of December 31, 2003, all of such shares had vested.

(7) Amounts for Dr. Bleyleben include: (a) contributions by the Corporation under the Corporation's 401(k) retirement/profit sharing plan in 2003 ($4,411), 2002 ($4,411), and 2001 ($3,200); (b) split dollar life insurance premiums paid by the Corporation in 2001 ($90,382) (this policy was terminated in 2002 and the Corporation was repaid the cash value under the policy) and (c) executive disability insurance policy premiums paid by the Corporation in 2003 ($7,992), 2002 ($7,816) and 2001 ($4,054).

OPTION GRANTS IN 2003

     The following table indicates the aggregate options granted in 2003 to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ---------------------------------------------------------      ASSUMED STOCK
                                            PERCENT OF                                    FOR TERM(3)
                            NUMBER OF         TOTAL                                     POTENTIAL VALUE
                           SECURITIES      OPTIONS/SARS                                   AT RATES OF
                           UNDERLYING       GRANTED TO     EXERCISE OR                APPRECIATION OPTION
                           OPTION/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION   -------------------
NAME                      GRANTED(#)(1)   FISCAL YEAR(2)     ($/SH)         DATE       5%($)      10%($)
----                      -------------   --------------   -----------   ----------   --------   --------
Richard F. Latour.......     200,000           100%           $0.86       1/28/13     $280,170   $446,124
James R. Jackson, Jr....           0
John R. Plumlee.........           0
Carolina Salvo..........           0
Peter R. Bleyleben......           0

---------------

(1) Stock options were granted under the Plan. No stock appreciation rights were awarded with these grants. All options granted first become exercisable, in five equal annual installments, beginning one year from the grant date, and have a ten-year term. If a change of control of MicroFinancial were to occur, the options would become immediately exercisable in full.

(2) The percentages in the table for the stock options granted in 2003 are based on a total of 200,000 stock options granted in 2003 to MicroFinancial employees, all of which were granted to Mr. Latour.

(3) The dollar amounts under these columns represent the potential realizable value of each grant assuming that the market value of the Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%. These assumed rates of appreciation have been specified by the SEC for illustrative purposes only and are not intended to forecast future financial performance or possible future appreciation in the price of the Common Stock. The actual amount the executive officer may realize will depend on the extent to which the stock price exceeds the exercise price of the options on the date the option is exercised.

OPTION EXERCISES AND VALUES AT YEAR-END

     The following table indicates the value of unexercised options held at December 31, 2003. No options were exercised in 2003.

                      AGGREGATED OPTION/SAR EXERCISES AND
                         FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                         OPTIONS/SAR'S AT FISCAL       OPTIONS/SAR'S AT FISCAL
                                                               YEAR-END(#)                YEAR-END($)(1)(2)
                       SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                   ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   -----------   -----------   -------------   -----------   -------------
Richard F. Latour....         0              $0          386,000        454,000       $248,000       $423,000
James R. Jackson,
  Jr.................         0              $0                0              0              0              0
John R. Plumlee......         0              $0                0              0              0              0
Carolina Salvo.......         0              $0                0              0              0              0
Peter R. Bleyleben...         0              $0          160,000         90,000       $ 26,300       $ 39,450

---------------

(1) Value based on $2.90, the closing price of the Common Stock on December 31, 2003, minus the exercise price. For Mr. Latour, the exercise price of 236,000 exercisable options and 204,000 unexercisable options exceeded the closing price of the Common Stock on December 31, 2003. For Dr. Bleyleben the exercise price of 140,000 exercisable options and 60,000 unexercisable options exceeded the closing price of the Common Stock on December 31, 2003.

(2) The value of unexercised in-the-money stock options at December 31, 2003 is presented to comply with regulations of the Securities and Exchange Commission. The actual amount realized upon exercise of stock options (if any) will depend upon the excess of the fair market value of the Common Stock over the exercise price at the time the stock option is exercised. There is no assurance that the values of unexercised stock options reflected in this table will be realized.

EQUITY COMPENSATION PLANS

     The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Corporation pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                         NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                                                                        FUTURE ISSUANCE UNDER
                                    NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                    BE ISSUED UPON EXERCISE      EXERCISE PRICE OF         PLANS (EXCLUDING
                                    OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
                                      WARRANTS AND RIGHTS       WARRANTS AND RIGHTS          COLUMN (A))
                                   --------------------------   --------------------   ------------------------
PLAN CATEGORY                                 (a)                       (b)                      (c)
-------------                      --------------------------   --------------------   ------------------------
Equity compensation plans
  approved by security
  holders(1).....................          1,675,000                   $7.139(2)              2,325,000
Equity compensation plans not
  approved by security holders...                 --                       --                        --
Total............................          1,675,000                   $7.139(2)              2,325,000

---------------

(1) This plan is the Corporation's 1998 Equity Incentive Plan (which was approved by shareholders at the 2001 special meeting of stockholders in lieu of annual meeting).

(2) Weighted average exercise price of outstanding options; excludes restricted stock.

PROFIT SHARING PLAN AND DISCRETIONARY BOARD OF DIRECTOR BONUS PROGRAMS

     The Corporation pays annual bonuses and makes profit sharing payments as determined by the Compensation Committee of the MicroFinancial Board. Each year the Compensation Committee indicates to the executive officers the percentage of the following year's pre-tax profits on which profit sharing plan payments will be based. Upon the conclusion of the audit of the prior year's financial results, the Compensation Committee determines the total percentage of pre-tax profits eligible for profit-sharing plan payments, and awards payments to all Named Executive Officers, as well as ten other employees. To enhance long-term retention of these executives, only one-third of the amount awarded is paid at that point in time. The remaining two-thirds may be paid out over the next two years in the discretion of the Compensation Committee and are subject to separate annual approvals of the Compensation Committee. In March 2003, the Board of Directors voted to issue promissory notes to these executives, which are payable subject to the Company's achievement of specific financial objectives, to cover the deferred portion of the profit-sharing plan payments, all of which remain outstanding.

OPTION REPRICINGS

                           TEN YEAR OPTION REPRICINGS

                                                                                                    LENGTH OF
                                     NUMBER OF                                       NUMBER OF       ORIGINAL
                                     SECURITIES    MARKET PRICE                      SHARES OF     OPTION TERM
                                     UNDERLYING    OF STOCK AT    EXERCISE PRICE    RESTRICTED     REMAINING AT
                                      OPTIONS        TIME OF        AT TIME OF     STOCK GRANTED     DATE OF
NAME                       DATE     REPRICED(#)    REPRICING($)    REPRICING($)       (#)(1)       REPRICING(1)
----                     --------   ------------   ------------   --------------   -------------   ------------
Richard F. Latour......                     0
James R. Jackson,
  Jr. .................  11/25/02     150,000         $.786          $ 1.585          85,558        117 months
John R. Plumlee........   2/25/99      50,000         $.786          $12.313          49,916         72 months
                          2/24/00      50,000         $.786          $ 9.781                         84 months
                          2/20/01      40,000         $.786          $ 13.10                         96 months
                         11/13/01      30,000         $.786          $  9.48                        105 months
                          2/28/02      40,000         $.786          $  6.70                        108 months
                         11/25/02      50,000         $.786          $ 1.585                        117 months
Carolina Salvo.........   2/25/99      50,000         $.786          $12.313          49,916         72 months
                          2/24/00      50,000         $.786          $ 9.781                         84 months
                          2/20/01      40,000         $.786          $ 13.10                         96 months
                         11/13/01      30,000         $.786          $  9.48                        105 months
                          2/28/02      40,000         $.786          $  6.70                        108 months
                         11/25/02      50,000         $.786          $ 1.585                        117 months
Peter R. Bleyleben.....                     0

---------------

(1) All options outstanding to Messrs. Jackson, Plumlee and Ms. Salvo were cancelled in February 2003, and replaced by 85,558, 49,916 and 49,916 shares of restricted stock, respectively. The restricted stock vested 20% upon grant, and 5% on the first day of each quarter after the grant date, with accelerated vesting if the price of the Corporation's Common Stock exceeded certain thresholds during the vesting period. As of December 31, 2003, all of these shares of restricted stock had vested.

                                          COMPENSATION AND BENEFITS COMMITTEE:

                                          Torrence C. Harder, Chairman,
                                          Alan J. Zakon,
                                          Brian E. Boyle

EMPLOYMENT AGREEMENTS

     The Corporation has entered into Employment Agreements with Dr. Bleyleben and Mr. Latour for a three-year period commencing June 12, 1998, subject to automatic successive one-year renewals unless terminated pursuant to the terms thereof. In the event of a termination of the Employment Agreements by the Corporation without cause, or by Dr. Bleyleben or Mr. Latour for specified good reason, the Employment Agreements provide for three years of severance payments to Dr. Bleyleben and Mr. Latour, respectively, on the basis of their highest base salary during the employment period. In addition, Dr. Bleyleben and Mr. Latour would also be entitled to a prorated payment of base salary and bonus to the date of termination, and the acceleration of deferred compensation and accrued but unpaid amounts under the Corporation's bonus and/or profit sharing plans. Dr. Bleyleben's and Mr. Latour's current base salaries, respectively, are $130,000 and $260,000. The bonus for the current fiscal year will be determined by the MicroFinancial Board. If, in connection with a payment under their Employment Agreement, either Dr. Bleyleben or Mr. Latour shall incur any excise tax liability on the receipt of "excess parachute payments" as defined in
Section 280G of the Internal Revenue Code of 1986, as amended, the Employment Agreements provide for gross-up payments to return them to the after-tax position they would have been in if no excise tax had been imposed. As used in each Employment Agreement, "for good reason" means the assignment to the executive of duties inconsistent with the executive's position, authority, duties or responsibilities; the failure by the Corporation to pay the agreed base salary and provide the executive with benefits; moving the executive to a location outside of the metropolitan Boston, Massachusetts area; and the failure by the Corporation to require a successor to assume all obligations under the Employment Agreement.

     The Corporation has also entered into separate employment agreements with Messrs. Jackson and Plumlee and Ms. Salvo, as well as six other employees, which are designed to provide an incentive to each executive to remain with the Corporation pending and following a Change in Control (as defined below). Each employment agreement has an initial term of one year following a Change in Control, with automatic extensions upon the expiration of the initial one-year term for successive one-month periods (such date and each annual anniversary thereof, the "Renewal Date"). Pursuant to each employment agreement, the executive will be entitled to receive an annual base salary of not less than twelve times the highest monthly base salary paid or payable to the executive within the twelve months preceding the Change in Control. If the employment agreement is terminated by the MicroFinancial Board other than for cause, death or disability, or is terminated by the executive for specified good reason, the Corporation shall pay to the executive, the aggregate of the following amounts:
(i) one times annual base salary in the case of Mr. Jackson and one and one-half times the annual base salary in the case of Mr. Plumlee and Ms. Salvo; (ii) any other compensation or bonus previously deferred by the executive, together with any accrued interest or earnings thereon; and (iii) any accrued vacation pay. Pursuant to each employment agreement, if the Executive's employment is terminated during the Change of Control employment period, the Company shall pay the amounts referenced above to the Executive in a lump sum in cash within 30 days after the date of termination. If the Executive's employment is terminated prior to the first day of the Change of Control employment period, the Company is obligated to pay the amounts referenced above, however, payments of the Executive's annual base salary would be payable over twelve months, in the case of Mr. Jackson and eighteen months in the case of Mr. Plumlee and Ms. Salvo with payment to be made at the same time that the Company pays other peer executives of the Company.

     "Change in Control" means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) individuals who, as of the date of the original employment agreements constitute the MicroFinancial Board, cease for any reason to constitute at least a majority of the MicroFinancial Board or are divested of possession by appointment of a trustee pursuant to Chapter 7 or 11 of the United States Bankruptcy Code, except with respect to any director who was approved by a vote of at least a majority of the directors then comprising the MicroFinancial Board; (iii) approval by the shareholders of the Corporation or, in the instance of proceedings for the Corporation pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code, approval by the bankruptcy judge, of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, more than 60% of, respectively, the then outstanding shares of Common Stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors continues to be owned by the shareholders who were the beneficial holders of such stock prior to such transaction; or (iv) approval by the shareholders or, in the instance of proceedings for the Company pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code, approval by the bankruptcy judge, of the Corporation of a complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation.

                         COMPENSATION COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three members, all of whom are outside directors of the Corporation. The Compensation Committee provides overall guidance on the Corporation's compensation and benefits philosophy. In addition, the Compensation Committee approves and monitors the Corporation's:

     - executive compensation and benefits programs

     - executive employment agreements, if any

     - 1998 Equity Incentive Plan

     The primary objectives of the Compensation Committee are to assure that the Corporation's executive compensation and benefits programs:

     - reflect the Corporation's entrepreneurial orientation

     - are competitive with other growing companies of similar size and business

     - safeguard the interests of the Corporation and its stockholders

     - are effective in driving performance to achieve financial goals and create stockholder value

     - foster teamwork on the part of management

     - are cost-efficient and fair to employees, management and stockholders

     - are well communicated to and understood by program participants

     The Corporation's executive compensation policies are designed to attract, motivate and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of the Corporation's financial goals. The Compensation Committee meets at least once during each fiscal year to review the Corporation's existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

     The Corporation compensates its executive officers through four principal types of compensation: annual base salary, profit-sharing payments, board bonus payments, and long-term incentive awards through stock options. The Corporation, as a matter of policy, places substantial emphasis on both the profit sharing plan and long-term stock options since the Corporation believes that correlating both annual financial performance of the Corporation and long term share valuation with executive officer compensation is in the best interest of the shareholders.

BASE SALARY

     The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability within the Corporation, as well as on performance and experience criteria. In addition, the Compensation Committee considers salary and other compensation arrangements of other companies of similar size, business and similar growth to determine appropriate levels required to attract, motivate and retain the most qualified management personnel.

     The Compensation Committee determines and makes final decisions regarding base salary of executives on an annual basis. The Compensation Committee recognizes that, to some degree, the determination of an executive officer's base salary involves subjective considerations.

PROFIT SHARING PLAN

     A significant component of an executive officer's total cash compensation may consist of a profit sharing plan payment, which is intended to make the executive officer's compensation dependent on the Corporation's performance and to provide executive officers with incentives to achieve the Corporation's goals, increase stockholder value, and work as a team.

     For purposes of determining profit sharing payments, the Corporation, since the early days of its existence, has placed a heavy emphasis on financial profits achieved by the Corporation. Each year the Compensation Committee indicates to the executive officers the percentage of the following year's pre-tax profits on which profit sharing plan payments will be based. Upon the conclusion of the audit of the prior year's financial results, the Compensation Committee determines the total percentage of pre-tax profits eligible for profit-sharing plan payments, and awards payments to Dr. Bleyleben and one other executive of the Corporation. To enhance long term retention of these executives, only one-third of the amount awarded is paid at that point in time. The remaining two-thirds may be paid out over the next two years in the discretion of the Compensation Committee and are subject to separate annual approvals of the Compensation Committee.

     To enhance the retention of other senior personnel and to foster a spirit of teamwork, the Compensation Committee also establishes a pool along the same philosophy as for the two executives, and delegates to the Chairman and Chief Executive Officer the decision as to how and to whom to allocate the approved funds. Any such bonuses are also determined and paid upon completion of the Corporation's annual audit.

BOARD BONUS PAYMENTS

     In addition, the Compensation Committee may approve an additional bonus based on the Committee's subjective evaluation of the quality and success of the executive.

LONG TERM STOCK OPTION COMPENSATION

     The Compensation Committee believes that providing key employees, including executive officers, with the opportunity to acquire stock ownership over time is the most desirable way to align their interests with those of the Corporation's stockholders. Stock options, awarded under the Plan, provide an incentive that focuses the attention of executive officers on managing the Corporation from the perspective of an owner with an equity interest in the business. In addition, stock options are a key part of the Corporation's program for motivating and rewarding managers and other employees over the long term. Through the grant of stock options, the Corporation has encouraged its managers and other employees to obtain and hold the Corporation's stock. Stock options granted to employees are tied to future performance of the Corporation's stock and will provide value only when the price of the Corporation's stock exceeds the option grant price.

     The Compensation Committee determines and makes final decisions regarding stock option awards made under the Plan. Such factors as performance and responsibilities of individual managers and the management team as a whole, as well as general industry practices play an integral role in the determination of the number of options awarded to a particular executive officer or employee. In determining the size of the individual award of options, the Compensation Committee also considers the number of options outstanding and previously granted, the amount of options remaining available for grant under the Plan, the aggregate amount of current awards, and the amount necessary to retain qualified personnel.

     In accordance with its business strategy and compensation philosophy, the Corporation has granted stock options to key executives and managers to afford them an opportunity to participate in the Corporation's future growth and to focus them on the contributions which are necessary for the financial success and business growth of the Corporation and, thereby, the creation of value for its stockholders.

     Stock options are typically awarded based on an assessment of each recipient's ongoing contribution to overall corporate performance. The Corporation's Chief Executive Officer's input for the size and timing of option grants to other executives and managers is an important determinant of the actual grants given. As a means to encourage a stock option recipient to remain in service with the Corporation, stock option awards typically vest over a period of five years from the date of grant. All incentive stock options have exercise prices at least equal to the fair market value of the Corporation's stock on the date of grant.

2003 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The general policies described above for the compensation of the executive officers also apply to the compensation approved by the Compensation Committee with respect to the 2003 compensation for Richard F. Latour, the Corporation's Chief Executive Officer.

     Mr. Latour's base salary was $260,000 in 2003, $250,000 in 2002, $230,000 in 2001 and $220,000 in 2000. Mr. Latour was paid a profit sharing plan payment in 2003 of approximately $0, in 2002 of approximately $237,000, in 2001 of approximately $247,000 and in 2000 of approximately $218,000 and an additional board bonus of $0, $0, $60,000 and $60,000, respectively, for the same years. During the same time period, the Corporation's pre-tax profits (losses) were $36.1 million in 2000, $26.4 million in 2001, $(36.8) million in 2002 and
$(26.1) million in 2003.

     At December 31, 2003, Mr. Latour had options to purchase 840,000 shares of Common Stock. Options to acquire 150,000 shares of common stock were granted to him on February 25, 1999 at an exercise price equal to the then fair market value of $12.313 per underlying share. Options to acquire 100,000 shares of common stock were granted to him on February 24, 2000 at an exercise price equal to the then fair market value of $9.781 per underlying share. Options to acquire 90,000 shares of common stock were granted to him on February 20, 2001 at an exercise price equal to the then fair market value of $13.10 per underlying share. Options to acquire 100,000 shares of common stock were granted to him on February 28, 2002 at an exercise price equal to the then fair market value of $6.70 per underlying share. Options to acquire 200,000 shares were granted to him on November 25, 2002 at an exercise price equal to the then fair market value of $1.585 per underlying share. Options to acquire 200,000 shares were granted to him on January 28, 2003 at an exercise price equal to the then fair market value of $0.86 per underlying share. Due to the relatively large number of shares held and options granted to and exercised by Mr. Latour in the past, the Compensation Committee is of the opinion that the financial incentive of Mr. Latour is fully aligned with those of all other shareholders.

     Mr. Latour continues to fulfill a central and critical role in the development of the Corporation as a whole, including but not limited to the achievement of the Corporation's 2004 goals, and it is the Compensation Committee's expectation that he will continue to have an important influence on the Corporation's goals outlined for 2004. The Compensation Committee believes that Mr. Latour's compensation arrangement reflects the above-described compensation philosophy of the Corporation designed to align management compensation closely with financial performance and increased stockholder value.

IRS MATTERS

     Under Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million which is not performance-based are disallowed for publicly traded companies. Since levels of compensation paid by the Corporation are expected to be significantly below $1 million, the Compensation Committee has determined that it is unnecessary at this time to seek to qualify the components of its compensation program as performance-based compensation within the meaning of
Section 162(m).

                                          COMPENSATION AND BENEFITS COMMITTEE:

                                          Torrence C. Harder, Chairman,
                                          Alan J. Zakon,
                                          Brian E. Boyle

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Performance Graph shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

     The following graph illustrates a fifty-nine (59) month comparison of cumulative total returns for the Corporation's Common Stock, the NYSE Stock Index and the S&P Mid-Cap Financials Index from February 5, 1999 through December 31, 2003. Cumulative total return for the periods shown in the Performance Graph is measured assuming an initial investment of $100 on February 5, 1999, the date of the Corporation's initial public offering, and the reinvestment of dividends, if any.

NOTE: MANAGEMENT CAUTIONS THAT THE HISTORIC STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THIS GRAPH MAY NOT BE INDICATIVE OF CURRENT STOCK PRICE LEVELS OR FUTURE STOCK PRICE PERFORMANCE.

                              (PERFORMANCE GRAPH)

                              INDEPENDENT AUDITORS

FEES TO INDEPENDENT AUDITORS FOR FISCAL 2003 AND 2002

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP and its affiliates (collectively, "Deloitte & Touche"), for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2003 and for the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year and for services provided in connection with statutory or regulatory filings or engagements were $238,700 and the audit fees for the fiscal year ended December 31, 2002 were $249,900.

     Audit-Related Fees. The aggregate fees billed by Deloitte & Touche for assurance and related services reasonably related to employee benefit plan audits and due diligence and consultation on a business transaction and not reported under the foregoing "Audit Fees" section rendered to the Corporation for the fiscal year ended December 31, 2003 were $33,500, and the audit-related fees for the fiscal year ended December 31, 2002 were $11,830.

     Tax Fees. The aggregate fees billed by Deloitte & Touche for professional services related to the review of the Corporation's tax returns rendered to the Corporation for the fiscal year ended December 31, 2003 were $15,510, and the tax fees for the fiscal year ended December 31, 2002 were $0.

     All Other Fees. There were no other fees billed by Deloitte & Touche for services rendered to the Corporation, other than the services described under "Audit Fees," "Audit-Related Fees," and "Tax Fees" for the fiscal years ended December 31, 2003 and 2002.

APPROVAL BY AUDIT COMMITTEE

     The charter of the Audit Committee requires that the Committee approve in advance any audit or permissible non-audit engagement or relationship between the Corporation and the independent auditors. The Committee has delegated to the Chairman of the Audit Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting of the Audit Committee. The Committee also determined that pre-approval was not required on any items which individually would total less than $50,000.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     As of the date of this proxy statement, the MicroFinancial Board consists of 6 persons. The MicroFinancial Board is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Two directors are to be elected at the Special Meeting to serve until the 2007 Special Meeting and until their successors are elected and have qualified. The nominees for this class of directors are Peter R. Bleyleben and Richard F. Latour. A Director is elected by a plurality of votes of the shares of Common Stock, present in person or represented by proxy, and entitled to vote at the Special Meeting when there is a quorum. The nominees for director are presently directors of MicroFinancial. They have consented to being named a nominee in this proxy statement and have agreed to serve as a director if elected at the Special Meeting. In the event that the nominees are unable to serve, the persons named in the proxy have discretion to vote for other persons if those other persons are designated by the MicroFinancial Board. The MicroFinancial Board has no reason to believe that the nominees will be unavailable for election.

                      THE MICROFINANCIAL BOARD RECOMMENDS
              A VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.

                             NOMINEES FOR DIRECTOR

NOMINEE, AGE AND                                        PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                       OTHER INFORMATION
--------------------                                    ------------------------
Peter R. Bleyleben, 51                Peter R. Bleyleben serves as Chairman of the Board of
                                      Directors of the Corporation. He served as President, Chief
                                      Executive Officer and Director of the Corporation or its
                                      predecessor since June 1987 until January 2002, and Chief
                                      Executive Officer until October 2002. He is also a director of UpToDate in Medicine, Inc. Before joining the
                                      Corporation, Dr. Bleyleben was Vice President and Director
                                      of the Boston Consulting Group, Inc. ("BCG") in Boston.
                                      During his more than eight years with BCG, Dr. Bleyleben
                                      focused his professional strategic consulting practice on
                                      the financial services and telecommunications industries.
                                      Prior to joining BCG, Dr. Bleyleben earned an M.B.A. with
                                      distinction and honors from the Harvard Business School, an
                                      M.B.A. and a Ph.D. in Business Administration and Economics,
                                      respectively, from the Vienna Business School in Vienna,
                                      Austria and a B.S. in Computer Science from the Vienna
                                      Institute of Technology.
Richard F. Latour, 50                 Richard F. Latour has served as President, Chief Executive
                                      Officer, Treasurer, Clerk and Secretary of the Company since
                                      October 2002 and as President, Chief Operating Officer,
                                      Chief Financial Officer, Treasurer, Clerk and Secretary, as
                                      well as a director of the Corporation, since February 2002.
                                      From 1995 to January 2002, he served as Executive Vice
                                      President, Chief Operating Officer, Chief Financial Officer,
                                      Treasurer, Clerk and Secretary. From 1986 to 1995 Mr. Latour
                                      served as Vice President of Finance and Chief Financial
                                      Officer. Prior to joining the Company, Mr. Latour was Vice
                                      President of Finance for eleven years with Trak
                                      Incorporated, an international manufacturer and distributor of consumer goods, where he was responsible for all
                                      financial and operational functions. Mr. Latour earned a
                                      B.S. in accounting from Bentley College in Waltham,
                                      Massachusetts.

                              CONTINUING DIRECTORS

DIRECTOR, AGE AND                                       PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                       OTHER INFORMATION
--------------------                                    ------------------------
Terms Expiring in 2005
Torrence C. Harder, 60                Torrence C. Harder has served as a Director of the
Chairman, Compensation and            Corporation since 1986, served as Chairman of the
Benefits Committee; Audit             Compensation and Benefits Committee since 1997, has been a
Committee; Nominating and             member of the Audit Committee since 1997 and the Nominating
Corporate Governance Committee        and Corporate Governance Committee since January 2004. He
                                      has been the President and Director of Harder Management
                                      Corporation, Inc., a registered investment advisory firm,
                                      since its establishment in 1971. He has also been the
                                      President and Director of Entrepreneurial Ventures, Inc., a
                                      private equity investment firm, since its founding in 1986.
                                      Mr. Harder is a Director of RentGrow, Inc., Trade Credit
                                      Corporation and UpToDate in Medicine, Inc., a privately held company. Mr. Harder earned an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. with honors
                                      from Cornell University.
Fritz von Mering, 51                  Fritz von Mering has served as a Director of the Corporation
Audit Committee                       and has been a member of the Audit Committee since 2004. He is currently the Vice President of Corporate Development and a Director of Boston Communications Group, Inc. ("Boston
                                      Communications"), a Boston-based provider of call processing to the global wireless industry. He has also served as the
                                      Chief Financial Officer of Boston Communications from 1989 to 1999. Prior to joining Boston Communications, Mr. von
                                      Mering was the Chief Financial Officer of Massachusetts Gas
                                      & Electric from 1986 to 1989. Before joining Massachusetts
                                      Gas & Electric, Mr. von Mering was regional vice president and general manager for Metromedia's paging division from
                                      1980 to 1986. Prior to Metromedia, Mr. von Mering held
                                      various positions at Coopers & Lybrand, where he earned his
                                      C.P.A. Mr. von Mering earned his B.S. in Accounting from
                                      Boston College and an M.B.A. from Babson College.

DIRECTOR, AGE AND                                       PRINCIPAL OCCUPATION AND
COMMITTEE MEMBERSHIP                                       OTHER INFORMATION
--------------------                                    ------------------------
Terms Expiring in 2006
Brian E. Boyle, 56                    Brian E. Boyle, the Chief Executive Officer of the
Chairman, Nominating and Corporate    Corporation from 1985 to 1987 and Chairman of the
Governance Committee; Audit           MicroFinancial Board from 1985 to 1995, has served as a
Committee; Compensation and           Director of the Corporation or its predecessor since 1985
Benefits Committee;                   and has been a member of the Audit Committee and the
                                      Compensation Committee since 1997 and the Chairman of the
                                      Nominating and Corporate Governance Committee since January
                                      2004. He is currently the Vice Chairman and a Director of
                                      Boston Communications. He also served as Chairman of GoldK,
                                      Inc. from 1999 to March of 2003, and was the Chief Executive
                                      Officer of GoldK, Inc. from 1999 until November 2002. Prior to joining Boston Communications, Dr. Boyle was the Chairman and Chief Executive Officer of Credit Technologies, Inc., a
                                      Massachusetts-based provider of credit decision and customer acquisition software, from 1989 to 1993. From 1995 to 1999 he was a Director of Saville Systems, a global
                                      telecommunications billing software company, with its United
                                      States headquarters in Burlington, Massachusetts, and served as a member of its Compensation Committee from 1995 to
                                      October 1999. Dr. Boyle is also a director of several
                                      private companies. Dr. Boyle earned his A.B. in Mathematics and Economics from Amherst College and a B.S. in Electrical
                                      Engineering and Computer Science, an M.S. in Operations
                                      Research, an E.E. in Electrical Engineering and Computer
                                      Science and a Ph.D. in Operations Research, all from the
                                      Massachusetts Institute of Technology.
Alan J. Zakon, 68                     Alan J. Zakon has served as a Director of the Corporation
  Chairman, Audit Committee;          since 1988, Chairman of the Audit Committee since 1997 and
  Compensation and Benefits           on the Compensation and Benefits Committee since 1997 and
  Committee; Nominating and           the Nominating and Corporate Governance Committee since
  Corporate Governance Committee      January 2004. Since 1995, he has been the Vice Chairman and a Director, and since November 1997, Chairman of the
                                      Executive Committee, of Scientific Games Corporation, a New
                                      York-based global gaming and simulcasting company. Dr. Zakon served as Managing Director of Bankers Trust Corporation
                                      from 1989 to 1995 where he was Chairman of the Strategic
                                      Policy Committee. Dr. Zakon is a Director of Arkansas-Best
                                      Freight Corporation, a nationwide commercial transportation and trucking company and a Director of InfraRedx, a
                                      privately held medical research and development company. Dr.
                                      Zakon holds a B.A. from Harvard University, an M.S. in
                                      Industrial Management from the Sloan School at the
                                      Massachusetts Institute of Technology and a Ph.D. in
                                      Economics and Finance from the University of California at
                                      Los Angeles.

                                 OTHER MATTERS

     Management does not know of any matters which will be brought before the Special Meeting other than those specified in the Notice of Special Meeting of Stockholders. However, if any other matters properly come before the Special Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

                           2005 STOCKHOLDER PROPOSALS

     Proposals of stockholders to be included in the proxy statement and form of proxy for the Corporation's 2005 Special Meeting of Stockholders must be received by December 20, 2004. Stockholders who wish to make a proposal at the aforementioned Special Meeting of Stockholders, other than one that will be included in the Corporation's proxy materials, must notify the Corporation no later than January 19, 2005 of such a proposal. If a stockholder makes such a timely notification, the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy and such persons may exercise discretionary voting authority under circumstances consistent with the rules of the Securities and Exchange Commission. If a stockholder who wishes to present a proposal fails to notify the Corporation by January 19, 2005, the stockholder shall not be entitled to present the proposal at the meeting. Notwithstanding the failure to timely notify the Corporation, if the proposal is brought before the meeting, then the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy.

     Proposals should be mailed to Richard F. Latour, Clerk of MicroFinancial, at 10M Commerce Way, Woburn, Massachusetts 01801.

                              FINANCIAL STATEMENTS

     The financial statements of the Corporation are contained in the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2003 that was filed with the Securities and Exchange Commission on March 30, 2004, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                                 MISCELLANEOUS

     All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, telegram or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

                                          Submitted by Order of the Board of
                                          Directors,

                                          /s/ Richard F. LATOUR
                                          RICHARD F. LATOUR
                                          Clerk

Woburn, Massachusetts
April 19, 2004

                                                                      APPENDIX A

                          MICROFINANCIAL INCORPORATED

                            AUDIT COMMITTEE CHARTER

COMMITTEE'S PURPOSE

     The Audit Committee (Committee) is appointed by the Board of Directors (Board) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, (4) performance of the Company's internal and independent auditors, and (5) the business practices and ethical standards of the Company. The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company's independent auditors, and (b) the preparation of the report that the Securities and Exchange Commission (Commission) requires to be included in the Company's annual proxy statement. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibility of management and the independent auditor.

COMMITTEE STRUCTURE & MEMBERSHIP

     Independence. The Committee shall consist of three or more members of the Board of Directors, each of whom shall be independent. Independence shall be determined as to each member by the full Board. To be considered independent, each Committee member must meet the independence requirements of the New York Stock Exchange (NYSE), the Sarbanes-Oxley Act of 2002 (SOX) and the rules and regulations of the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

     Financial Literacy. All members of the Committee shall be financially literate, as defined by the Commission, or must become financially literate within a reasonable period of time after their appointment to the Committee, and at least one member of the Committee shall be an audit committee financial expert, as determined in the judgment of the Board with reference to applicable law and NYSE rules.

     Chairman. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of all the Committee members.

     Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

     Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

MEETINGS

     The Committee shall meet at least four times annually or more frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. The

Committee may take action by the unanimous written consent of the members in the absence of a meeting. The Committee shall meet periodically with management and the independent auditor in separate executive sessions.

AUTHORITY AND RESPONSIBILITY OF THE COMMITTEE

     The Audit Committee shall have the authority (1) to exercise all powers with respect to the appointment, compensation, retention and oversight of the work of the independent auditor for the Company and its subsidiaries, (2) to retain special legal, accounting or other consultants to advise the Committee and to pay the fees of such advisors and (3) to determine the amount of funds it needs to operate and direct the CFO make such funds available.

     As part of its oversight role, the Committee may investigate any matter brought to its attention, with the full power to retain outside counsel or other experts for this purpose. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. Without limiting the generality of the foregoing, the Audit Committee shall:

  Financial Statement and Disclosure Matters

     1. Review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect the Company's financial statements. In addition, the review shall include the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Based on the annual review, the Audit Committee shall recommend inclusion of the financial statements in the Annual Report on Form 10-K to the Board.

     2. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

     3. Review and discuss reports from the independent auditors on:

          a. All critical accounting policies and practices to be used.

          b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

          c. Other material written communications between the independent auditor and management, such as any management letter.

     4. Discuss with management the Company's earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.

     5. Discuss with management and the independent auditor the effect on the Company's financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures.

     6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     7. Review with the independent auditor any audit problems or difficulties and management's response, including, but not limited to (1) any restrictions on the scope of the auditor's activities, (2) any restriction on the access of the independent auditor to requested materials, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the auditor but for which the Company's financial statements were not adjusted (as immaterial or otherwise). The Committee will resolve any disagreements between the auditors and management regarding financial reporting.

     8. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     9. Discuss at least annually with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 as amended -- Communication with Audit Committees.

     10. Prepare the Audit Committee report that the Commission requires to be included in the Company's annual proxy statement and review the matters described in such report.

     11. Obtain quarterly assurances from the senior internal auditing executive, if applicable and management that the system of internal controls is adequate and effective. Obtain annually a report from the independent auditor, with attestation, regarding management's assessment of the effectiveness of the internal control structure and procedures for financial reporting.

  Responsibility for the Company's Relationship with the Independent Auditor

     12. Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent auditors employed by the Company. The independent auditor shall report directly to the Audit Committee. If the appointment of the independent auditors is submitted for any ratification by stockholders, the Audit Committee shall be responsible for making the recommendation of the independent auditors.

     13. Review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting such review, the Committee shall obtain and review a report by the independent auditor describing
(1) the independent auditor's internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding any independent audit carried out by the independent auditor or any services provided by the independent auditor which could affect the financial statements of the Company, and any steps taken to deal with any such issues, and
(3) all relationships between the independent auditor and the Company that could be considered to bear on the auditor's independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners in accordance with Commission rules and the securities laws. In addition, the Committee shall consider the advisability of regularly rotating the audit independent auditor in order to maintain the independence between the independent auditor and the Company.

     14. Approve in advance any audit or permissible non-audit engagement or relationship between the Company and the independent auditors. The Committee shall establish guidelines for the retention of the independent auditor for any permissible non-audit services. The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting.

     15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit including the responsibilities and staffing of the Company's internal audit department personnel who will assist in the audit.

     16. Adopt policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

  Oversight of the Company's Internal Audit Function

     17. Review the appointment and replacement of the senior internal auditing executive.

     18. Review the activities and organizational structure of the internal auditing department and the significant reports to management prepared by the internal auditing department and management's responses.

     19. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit department.

  Compliance Oversight Responsibility

     20. Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

     21. Obtain reports from management and the Company's senior internal auditing executive that the Company is in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review disclosures required to be made under the securities laws of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

     22. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Also, the Committee shall maintain the Anonymous Reporting Hotline for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

     23. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

     24. Review at least annually legal matters with the Company's Outside Counsel that may have a material impact on the financial statements, the Company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

  Other

     25. Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

     26. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     27. Perform an annual performance self-evaluation.

          SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING OF

                           MICROFINANCIAL INCORPORATED

                              MONDAY, MAY 17, 2004

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
             PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of the following directors for three-year terms.

                       NOMINEES


[ ] FOR ALL NOMINEES       [ ] Peter R. Bleyleben
                           [ ] Richard F. Latour                   PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE
[ ] WITHHOLD AUTHORITY                                             ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE
    FOR ALL NOMINEES                                               UNITED STATES.

[ ] FOR ALL EXCEPT                                                 THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR
(See instructions below)                                           THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS.



INSTRUCTION: To withhold authority to vote for any
             individual nominee(s), mark "FOR ALL EXCEPT"
             and fill in the circle next to each nominee
             you wish to withhold, as shown here:
------------------------------------------------------------





------------------------------------------------------------
To change the address on your account, please check the
box at right and indicate your new address in the address
space above. Please note that changes to the registered
name(s) on the account may not be submitted via this
method.  [ ]                                                       MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

Signature of Stockholder                     Date:               Signature of Stockholder                     Date:
                        -------------------       -------------                          -------------------      -------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                      PROXY

                           MICROFINANCIAL INCORPORATED

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION
       FOR THE SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING
           TO BE HELD ON MAY 17, 2004, OR ANY ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S).

    The undersigned stockholder of MicroFinancial Incorporated (the "Corporation") hereby appoints Peter R. Bleyleben and Richard F. Latour (each a "Proxy Agent"), jointly and severally with full power of substitution to each as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, to be held at Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts on Monday, May 17, 2004, at 3:00 P.M., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

    By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominees for Director for three-year terms, as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS.

                  CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE